For Immediate Release                      Contact:  Rubenstein Associates, Inc.
                                                                  Robert Solomon
                                                                  (212)-843-8050
Lone Star Steakhouse & Saloon, Inc.                                Nasdaq:  STAR

Preliminary Unaudited Fourth Quarter and Fiscal Year 2003 Earnings Release

Wichita, Kansas                                                   March 4, 2004

Lone Star  Steakhouse  &  Saloon,  Inc.  ("Lone  Star" or  "Company")  announced preliminary  unaudited operating results for the sixteen week fourth quarter and fifty-two week fiscal year ended December 30, 2003. The Company operates on a 52 or 53-week  fiscal year  ending the last  Tuesday in  December,  and fiscal 2003 included 52 weeks,  and the fourth quarter,  sixteen weeks as compared to 53 and seventeen weeks, respectively, for fiscal 2002.

Income from continuing  operations for the fourth quarter was $7,816,000 or $.37 per share  ($.33  diluted)  compared  to  $12,607,000  or $.59 per  share  ($.52 diluted)  in the prior  year.  For fiscal  year  2003,  income  from  continuing operations  was  $27,323,000  or $1.31 per share  ($1.15  diluted)  compared  to
$40,382,000 or $1.76 per share ($1.53 diluted) in 2002.

Revenue  from  continuing   operations   decreased  2.0%  to  $183,774,000  from
$187,551,000  for the fourth  quarter and decreased  0.4% to  $591,401,000  from
$593,617,000 for the fiscal year.

Fourth  quarter  comparable  store sales growth was 3.0% for domestic  Lone Star
Steakhouse & Saloon restaurants,  9.5% for Sullivan's Steakhouse restaurants and
13.9% for Del Frisco's Double Eagle Steak House restaurants  bringing the fiscal year comparable store sales growth to 0.4%, 6.6%, 10.6%, respectively.

Lone Star's Chief Executive Officer, Jamie Coulter, stated, "We are pleased with the  results  our team has  delivered  for 2003  under  the  circumstances.  All concepts  produced positive  comparable store sales growth,  and operations were well  controlled.  Adjusted  EBITDA from  continuing  operations  for the fourth
quarter  was   $18,331,000   and  $64,736,000  for  the  year.  The  unfortunate
fluctuations  in beef prices  brought on by the  discovery of "mad cow" cases in
Canada and Washington state,  still reverberate  through our supply chain. While we are confident  that the USDA will continue to enhance  security over domestic supply, the effects of the disruption in international supply and demand will be ongoing and unpredictable. With that said, we are very enthused to begin growing all our  concepts,  evaluating  the  remodel  tests in Lone  Stars,  and looking forward to any and all  opportunities  to enhance our business,  and shareholder value."

The Company  estimates  that the extra week in fiscal 2002 added  $11,900,000 to revenues,  and  $2,000,000  or $.09 per share ($.08  diluted) to net income last year in the fourth quarter.

At the end of the fourth  quarter,  the Company  completed a  transaction  which resulted in the closing of six  underperforming  Australian Lone Stars,  and the sale of the remaining thirteen  Australian units. This transaction  results in a licensing  arrangement  for the  operation  of Lone  Stars in  Australia  to the purchasers,  who were the existing  operators in Australia.  In connection  with this transaction, the Company recorded a loss of $9,270,000 net of income taxes, or $.45 per share ($.39  diluted) in the fourth  quarter.  The loss includes the realization of cumulative foreign currency translation adjustments,  impairments and losses  related to assets  either sold or to be sold and certain  exit costs associated with store closings and contractual obligations. All of this loss and the operating  results of  Australian  operations  are included in  discontinued
operations, and prior periods have been reclassified.

After  charges  for  unusual  items,  the net loss for the  fourth  quarter  was
$1,356,000  or  $.06  per  share  ($.06  diluted)  compared  to  net  income  of
$12,761,000 or $.60 per share ($.53 diluted) in the prior year.  Fiscal year net income was $18,666,000 or $.90 per share ($.79 diluted)  compared to $39,209,000 or $1.71 per share ($1.49 diluted) in 2002.

On January  28,  2004,  the Company  purchased  the stock of Texas Land & Cattle
Company out of  bankruptcy.  The  purchase  includes 20  operating  Texas Land &
Cattle  Steak  House  restaurants,  all of which  are  leased.  In 2003,  the 20 restaurants  had $55 million in revenue.  The Company does not currently  expect
that  the  Texas  Land  &  Cattle  Steak  House   restaurants   will  contribute
significantly  to the  Company's  net income for fiscal  2004.  Subject to final settlement  of the claims of unsecured  creditors  and  transaction  costs,  the purchase  price is expected to be  approximately  $20-22 million in cash or Lone
Star stock.

During the fourth quarter,  the Company repurchased 241,500 shares of its common stock for $5,380,000 ($22.28 average per share) bringing  repurchases for fiscal year 2003 to 1,132,500  shares for $23,833,000  ($21.05 average per share).  The current repurchase authorization has 2,073,000 shares remaining.

During the fiscal  year,  $10,244,000  was  received  from the exercise of stock options on 1,210,682 shares and $1,730,000 was received  primarily from the sale of excess real estate.

On January 5, 2004, Lone Star Steakhouse & Saloon, Inc. announced that the Board of Directors  increased the quarterly dividend from $.165 per share to $.175 per share and declared the Company's  quarterly  cash dividend  payable  February 2,
2004 to shareholders of record on January 19, 2004.

For interested parties,  there will be a conference call with management at 8:30
AM Central Time on Friday, March 5, 2004 to discuss this fourth quarter earnings release.  The call in  number is  (719)-457-2633  and the  confirmation  code is
674173.  A recorded replay of the conference call will be available from 1:00 PM
Central Time on March 5, 2004 thru midnight  March 19, 2004.  The replay call in number is  (719)-457-0820  and the  confirmation  code is 674173.  A listen only connection to the conference  call, as well as the replay,  will be available on the internet through the Company's website, www.lonestarsteakhouse.com.

Lone  Star  owns  and  operates  250  domestic  Lone  Star  Steakhouse  & Saloon restaurants;  15 Sullivan's  Steakhouse  restaurants;  five Del Frisco's  Double
Eagle  Steak  House   restaurants  and  20  Texas  Land  &  Cattle  Steak  House restaurants.  Licensees operate three domestic and fourteen  international  Lone
Star  restaurants,  and one  domestic  Del  Frisco's  Double  Eagle  Steak House restaurant.

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the  Securities  Exchange Act of 1934,  as amended.  Although the Company believes the assumptions  underlying the  forward-looking  statements  contained
herein,   including  2003  operating  performance,   comparable  sales  and  the
development plans of the Company,  are reasonable,  any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements contained in the press release will prove to be accurate.

                                             Lone Star Steakhouse & Saloon, Inc.
                              Unaudited Summary Financial Data for the Fourth Quarter and Fiscal Year 2003
                                                  ( In thousands except for per share amounts )

                                                        Dec. 30         Dec. 31,
                                                         2003             2002
                                                       --------         --------
Current Assets:
    Cash and cash equivalents                          $ 96,230         $ 65,369
    Other current assets                                 24,835           21,702
                                                       --------         --------
                                                        121,065           87,071
Property and equipment, net                             312,220          338,735
Intangibles and other assets                             55,210           47,507
                                                       --------         --------
                                                       $488,495         $473,313
                                                       ========         ========

Current liabilities                                    $ 49,121         $ 42,496
Noncurrent liabilities                                   18,275           11,058
Stockholders' equity                                    421,099          419,759
                                                       --------         --------
                                                       $488,495         $473,313
                                                       ========         ========

                                                            For the fourth quarter ended            For the fiscal year ended

                                                          Dec. 30, 2003      Dec. 31, 2002      Dec. 30, 2003      Dec. 31, 2002
                                                        ----------------------------------      ---------------------------------
                                                            16 Weeks          17 Weeks            52 Weeks            53 Weeks
                                                            --------          --------            --------            --------
                                                       $            %    $              %    $            %     $             %
                                                        -------  -----   --------   ------   --------   -----   --------     -----
Net Sales                                              $183,774          $187,551            $591,401           $593,617
Costs and expenses:
    Costs of sales                                       69,687   37.9     61,725     32.9    212,593    35.9    194,183      32.7
    Restaurant operating expenses                        84,316   45.9     85,163     45.4    274,388    46.4    265,730      44.8
    Depreciation and amortization                         6,327    3.4      7,821      4.2     20,817     3.5     24,452       4.1
    Provision for asset impairment & store closings                       593    0.3                           792       0.1
                                                        -------  -----   --------   ------   --------   -----   --------     -----
       Restaurant costs and expenses                    160,330   87.2    155,302     82.8    507,798    85.8    485,157      81.7
                                                        -------  -----   --------   ------   --------   -----   --------     -----
Restaurant operating income                              23,444   12.8     32,249     17.2     83,603    14.2    108,460      18.3
General and administrative expenses                      12,656    6.9     15,197      8.1     43,346     7.3     48,075       8.1
Non-cash stock-based compensation                           272    0.1        676      0.4      1,474     0.3      2,949       0.5
                                                        -------  -----   --------   ------   --------   -----   --------     -----
Income from operations                                   10,516    5.8     16,376      8.7     38,783     6.6     57,436       9.7
Other income                                                256    0.1      2,206      1.2        553     0.1      2,986       0.5
                                                        -------  -----   --------   ------   --------   -----   --------     -----
Income - continuing - before income taxes                10,772    5.9     18,582      9.9     39,336     6.7     60,422      10.2
Provision for income taxes                                2,956    1.6      5,975      3.2     12,013     2.0     20,040       3.4
                                                        -------  -----   --------   ------   --------   -----   --------     -----
Income - continuing operations                            7,816    4.3     12,607      6.7     27,323     4.7     40,382       6.8
Income(loss) from discontinued operations - Net of tax   (9,172)  (5.0)       154      0.1     (8,657)   (1.5)      (855)     (0.1)
Cumulative effect of accounting change                                                                              (318)     (0.1)
                                                        -------  -----   --------   ------   --------   -----   --------     -----
Net income (loss)                                      $ (1,356)  (0.7) $  12,761      6.8   $ 18,666     3.2   $ 39,209       6.6
                                                        -------  -----   --------   ------   --------   -----   --------     -----

Basic income (loss) per share:
    Continuing operations                                 $0.37             $0.59               $1.31              $1.76
    Discontinued operations                               (0.43)             0.01               (0.41)             (0.03)
    Cumulative effect of accounting change                                                                         (0.02)
                                                        -------          --------            --------             --------
Basic income (loss) per share                            ($0.06)            $0.60               $0.90              $1.71
                                                        =======          ========            ========             ========

Diluted income (loss) per share:
    Continuing operations                                 $0.33             $0.52               $1.15              $1.53
    Discontinued operations                               (0.39)             0.01               (0.36)             (0.03)
    Cumulative effect of accounting change                                                                         (0.01)
                                                        -------          --------            --------             --------
Diluted income (loss) per share                          ($0.06)            $0.53               $0.79              $1.49
                                                        =======          ========            ========             ========
Average shares outstanding - Basic                       20,817            21,157              20,802             22,909
Average shares outstanding - Diluted                     23,635            24,272              23,764             26,310

Restaurants included at end of period                       270               270                 270                270

Comparable sales growth                                     4.7%             (0.6)%               1.9%              (0.4)%

    -------------------------------------------------------------------------------------------------------------------------------
                                                        Computation of adjusted EBITDA
    -------------------------------------------------------------------------------------------------------------------------------

Income from continuing operations before income tax    $ 10,772         $  18,582          $   39,336           $   60,422
Depreciation and amortization                             7,287             8,941              23,926             28,124
Non-cash stock-based compensation                           272               676               1,474              2,949
                                                        --------         ---------           ---------          ---------
Adjusted EBITDA                                        $ 18,331         $  28,199          $   64,736           $  91,495
                                                        --------         ---------           ---------          ---------

    We calculate adjusted EBITDA as income from continuing operations before income taxes plus depreciation and amortization and non-cash stock compensation expense.